     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 1994

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        SOUTHERN CALIFORNIA GAS COMPANY
             (Exact name of registrant as specified in its charter)

                    CALIFORNIA                                          95-1240705
             (STATE OF INCORPORATION)                                (I.R.S. Employer
                                                                  Identification Number)

                             555 WEST FIFTH STREET
                         LOS ANGELES, CALIFORNIA 90013
                                 (213) 244-1200
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  RALPH TODARO
                     VICE PRESIDENT--FINANCE AND CONTROLLER
                        SOUTHERN CALIFORNIA GAS COMPANY
                             555 WEST FIFTH STREET
                         LOS ANGELES, CALIFORNIA 90013
                                 (213) 244-3300
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

             GARY W. KYLE                          PAUL C. PRINGLE
       Chief Financial Counsel                       Brown & Wood
         Pacific Enterprises                   10900 Wilshire Boulevard
        633 West Fifth Street               Los Angeles, California 90024
    Los Angeles, California 90071                   (310) 443-0200
            (213) 895-5110

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM
                                                      PROPOSED MAXIMUM     AGGREGATE
      TITLE OF EACH CLASS OF           AMOUNT TO       OFFERING PRICE       OFFERING         AMOUNT OF
   SECURITIES TO BE REGISTERED       BE REGISTERED      PER UNIT (1)       PRICE (1)      REGISTRATION FEE
Debt Securities...................    $250,000,000        100%(2)       $250,000,000(3)       $86,208

- --------------------------------------------------------------------------------
(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  Unless otherwise specified in a Prospectus Supplement.
(3)  Exclusive of accrued interest, if any.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED MARCH 14, 1994

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH   , 1994)
                                  $250,000,000
                        SOUTHERN CALIFORNIA GAS COMPANY
                               MEDIUM-TERM NOTES
                    DUE 9 MONTHS OR MORE FROM DATE OF ISSUE
                               ------------------

    Southern California Gas Company (the "Company") may offer from time to time up to $250,000,000 aggregate principal amount of its Medium-Term Notes (the "Notes"). The Notes will have maturities of 9 months or more from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption by the Company and to repayment at the option of the Holder, in whole or in part, prior to Stated Maturity, as set forth on the face thereof and specified in a Pricing Supplement hereto (each, a "Pricing Supplement").

    The Notes will bear interest at fixed or variable rates ("Fixed Rate Notes" and "Floating Rate Notes", respectively). The interest rate on each Note will be established by the Company at the time of issuance of such Note. Interest rates, the method of determining interest rates and the interest rate formulas on which the interest rates may be based are subject to change by the Company, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company. Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or definitive form (a
"Definitive Note"), as set forth in the applicable Pricing Supplement, in denominations of $100,000 or any amount in excess thereof which is a multiple of $1,000, unless otherwise specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by a global security deposited with or on behalf of The Depository Trust Company (or such other depositary as is identified in an applicable Pricing Supplement)(the "Depositary") and registered in the name of the Depositary's nominee. Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to its participants) and the Depositary's participants (with respect to beneficial owners). See "Description of the Notes--Book-Entry Notes".

    Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note will accrue from its date of issue and will be payable semiannually on each March 1 and September 1 and at Stated Maturity and, if applicable, upon redemption or optional repayment.

    The interest rate on Floating Rate Notes may be determined by reference to the "CD Rate", the "Commercial Paper Rate", the "Federal Funds Rate", "LIBOR", the "Prime Rate", the "Treasury Rate", the "J.J. Kenny Rate" or the "CMT Rate", the lower of two or more of the foregoing base rates, or any other interest rate formula and may be adjusted by a "Spread" and/or "Spread Multiplier" applicable to such Notes. See "Description of the Notes" herein and "Description of the Debt Securities" in the accompanying Prospectus. Interest on each Floating Rate Note will accrue from its date of issue and will be payable monthly, quarterly, semiannually or annually as set forth in the applicable Pricing Supplement, and at Stated Maturity and, if applicable, upon redemption or optional repayment.

    Notes may also be issued at original issue discount and such Notes may or may not bear interest.
                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED  UPON
     THE   ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS  SUPPLEMENT,  THE
       PROSPECTUS OR ANY SUPPLEMENT  HERETO. ANY REPRESENTATION TO  THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                               PRICE TO                AGENTS' DISCOUNTS AND                    PROCEEDS
                              PUBLIC(1)                  COMMISSIONS(2)(3)                    TO COMPANY(4)
Per Note.............            100%                       .125%-.750%                      99.875%-99.250%
Total................        $250,000,000               $312,500-$1,875,000             $249,687,500-$248,125,000

(1) Unless otherwise specified in the applicable Pricing Supplement, the Notes will be issued at 100% of their principal amount.
(2) The Company will pay a commission, ranging from .125% to .750% (or with respect to Notes for which the Stated Maturity is in excess of 30 years, such commission as shall be agreed upon by the Company and the related Agent at the time of sale) of the principal amount of a Note, depending upon its Stated Maturity, to the Agent through which such Note was sold and may sell Notes to one or more of the Agents, as principal, for resale to investors and other purchasers from time to time in one or more transactions, including negotiated transactions at fixed public offering prices or at varying prices related to prevailing market prices at the time of resale, as determined by such Agent or Agents. No commission will be payable on any sale made directly by the Company.
(3) The Company has agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution".
(4) Before deducting expenses payable by the Company estimated to be $250,000.

                         ------------------------------

    The Notes are being offered on a continuing basis by the Company through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation and Lehman Brothers, Lehman Brothers Inc. (including its affiliate, Lehman Special Securities Inc.) (the "Agents"), who have agreed to use their reasonable efforts to solicit offers to purchase the Notes. The Company has reserved the right to sell Notes directly to investors on its own behalf and Notes may also be sold to the Agents, as principal, for resale to investors and other purchasers. The Notes will not be listed on any securities exchange and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to cancel or modify the offer to purchase Notes made hereby without notice. The Company or an Agent, if it solicits the offer, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution".
                         ------------------------------
MERRILL LYNCH & CO.
                                CS FIRST BOSTON
                                                                 LEHMAN BROTHERS

           The date of this Prospectus Supplement is March   , 1994.

                            DESCRIPTION OF THE NOTES

    The following summaries of certain provisions of the Indenture (as defined below) and the Notes do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the Notes (copies of which have been filed as exhibits to the Registration Statement of which this Prospectus Supplement is a part), including, in each case, the definition therein of certain terms. The following summaries supplement and, to the extent inconsistent therewith, replace the summary set forth in the accompanying Prospectus under the caption "Description of the Debt Securities." Whenever particular provisions or defined terms of the Indenture and the Notes are referred to, such provisions or defined terms are incorporated herein by such reference.

GENERAL

    The Notes are to be issued as part of an existing series of Debt Securities (as defined in the accompanying Prospectus) designated as Medium-Term Notes, unlimited as to aggregate principal amount, under an Indenture between the Company and Citibank, N.A., as trustee (the "Trustee"), dated as of May 1, 1989, as supplemented by a First Supplemental Indenture dated as of October 1, 1992 (the "Indenture"). As of the date of this Prospectus Supplement, $ aggregate principal amount of such Medium-Term Notes are outstanding. All Debt Securities, including the Notes, issued and to be issued under the Indenture will be unsecured and will rank PARI PASSU in priority of payment with all other unsecured and unsubordinated indebtedness of the Company. The Notes are not, by their terms, subordinate in right of payment to any other indebtedness of the Company. However, substantially all of the Company's properties are subject to liens securing the Company's First Mortgage Bonds of which $ in aggregate principal amount were issued and outstanding as of the date of this Prospectus Supplement. The Company expects that it will from time to time issue additional First Mortgage Bonds which also will be secured by such properties. The following description will apply to each Note unless otherwise described in the applicable Pricing Supplement.

    The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that the Debt Securities may be issued in one or more series up to the aggregate principal amount which may be authorized from time to time by the Company. The Company may, from time to time, without the consent of the holders of the Notes, provide for the issuance of Notes or other Debt Securities under the Indenture in addition to the $250,000,000 principal amount of Notes authorized as of the date of this Prospectus Supplement.

    The Notes will be offered on a continuing basis and will have maturities no less than 9 months from the date of issue, as selected by the purchaser and agreed to by the Company. Each interest-bearing Note will bear interest at either (i) a fixed rate of interest (the "Fixed Rate Notes") or (ii) a rate determined by reference to one or more Base Rates, which may be adjusted by a Spread and/or Spread Multiplier (as defined herein) (the "Floating Rate Notes"). Notes may be issued at significant discounts from their principal amount payable at maturity ("Original Issue Discount Notes") and such Notes may or may not bear interest.

    As used herein, a "Business Day" means any day that is not a Saturday or Sunday and that, in New York, New York or Los Angeles, California is not a day on which banking institutions are authorized or obligated by law to close (and, with respect to LIBOR Notes and Floating Rate Notes for which LIBOR is a Base Rate, a London Business Day). "London Business Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

    Each Note will be issued in fully registered form as a book-entry note (a "Book-Entry Note") or as a definitive note (a "Definitive Note"), as set forth in the applicable Pricing Supplement, in denominations of $100,000 or any amount in excess thereof which is a multiple of $1,000, unless otherwise specified in the applicable Pricing Supplement. Book-Entry Notes may be transferred or exchanged only through a participating member of The Depository Trust Company (or such other depositary as is identified in the applicable Pricing Supplement (the "Depositary"). See "Book-Entry Notes". Registration of transfer or exchange of Definitive Notes will be made at the office or agency maintained by the Company for that purpose in New

York, New York (initially the Corporate Trust Office of the Trustee). No service charge will be made by the Company or the Trustee for any such registration of transfer or exchange of Definitive Notes, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

    Principal of, and premium and interest, if any, on, Book-Entry Notes will be paid by the Company through the Trustee to the Depositary or its nominee. In the case of Definitive Notes, principal, and premium and interest, if any, will be payable at the office or agency maintained by the Company for that purpose in New York, New York (initially the Corporate Trust Office of the Trustee) or at such other place as the Company may designate; provided, however, that payment of interest, other than interest payable at Stated Maturity of a Note (or on the date of redemption or repayment, if a Note is redeemed or repaid prior to its Stated Maturity, or on a date fixed for payment following a declaration of acceleration) (each such date being hereinafter referred to as a "Maturity" with respect to principal payable on such date), may be made at the option of the Company by check mailed to the address of the person entitled thereto as shown on the security register maintained by the Trustee. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Definitive Notes which pay interest on the same Interest Payment Date will be entitled to receive payments of interest (other than at Maturity) by wire transfer of immediately available funds to a depository institution in the United States if appropriate wire transfer instructions have been received by the Trustee on or before the Regular Record Date immediately preceding such Interest Payment Date. In addition, the principal of, and premium and interest, if any, on, Definitive Notes due at any Maturity will be paid against presentation and surrender of such Notes at the office or agency maintained by the Company for that purpose, and will be paid by wire transfer of immediately available funds if the Trustee shall have received appropriate wire transfer instructions not later than the close of business at least two Business Days prior to the related Maturity.

REDEMPTION AND REPAYMENT

  REDEMPTION AT THE OPTION OF THE COMPANY

    Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. If provided in the applicable Pricing Supplement, the Notes may be subject to redemption, in whole or in part, prior to their Stated Maturity at the option of the Company. Such Pricing Supplement will set forth the terms of such redemption, including, but not limited to, the dates on which redemption may be effected, the price (including premium, if any) at which such Notes may be redeemed, and required notice provisions.

  REDEMPTION AT THE OPTION OF THE HOLDERS

    If provided in the applicable Pricing Supplement, the Notes may be subject to repayment, in whole or in part, on a given day or days prior to their Stated Maturity at the option of the holders thereof. Such Pricing Supplement will set forth the terms of such repayment, including, but not limited to, the Optional Repayment Dates, the prices at which such Notes may be repaid and required notice provisions.

    While the Book-Entry Notes are represented by the Global Securities (as defined under "Book-Entry Notes" below), held by or on behalf of the Depositary and registered in the name of the Depositary or the Depositary's nominee, the option for repayment may be exercised by the applicable Participant (as defined under "Book-Entry Notes" below), that has an account with the Depositary, on behalf of the Beneficial Owners (as defined under "Book-Entry Notes" below), of the Global Security or Securities representing such Book-Entry Notes, by delivering a duly completed written notice in the form required by the Indenture to the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders), not more than 60 nor less than 30 days prior to the date of repayment. Notices of elections from Participants on behalf of Beneficial Owners of the Global Security or Securities representing such Book-Entry Notes to exercise their option to have such Book-Entry Notes repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the Beneficial Owner of the Global Security or Securities representing such Book-Entry Notes must so direct the applicable Participant before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners of the Global Security or Securities representing Book-Entry Notes should consult the Participants through which they own their interest therein for the respective deadlines for such Participants. All notices shall be executed by a duly authorized officer of such Participant (with signature guaranteed) and shall be irrevocable. In addition, Beneficial Owners of the Global Security or Securities representing Book-Entry Notes shall effect delivery at the time such notices of election are given to the Depositary by causing the Participant to transfer such Beneficial Owner's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the Trustee. See "Book-Entry Notes" below.

    If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with any such repayment.

    The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

INTEREST

  GENERAL

    Each Note will bear interest from the date of issue at the rate per annum or, in the case of a Floating Rate Note, pursuant to the interest rate formula stated therein until the principal thereof is paid or made available for payment. Interest payments shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of issue if no interest has been paid or duly provided for with respect to such Note), to but excluding the Interest Payment Date. However, in the case of Floating Rate Notes for which the interest rate is reset daily or weekly, as more fully described below, interest payments shall include interest accrued only from but excluding the Regular Record Date to which interest has been paid or duly provided for (or from and including the date of issue if no interest has been paid or duly provided for with respect to such Note) through and including the Regular Record Date next preceding the applicable Interest Payment Date, except that the interest payment at Maturity will include interest accrued to but excluding such date.

    Interest will be payable on each date specified in the Note on which an installment of interest is due and payable (an "Interest Payment Date") and at Maturity. Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the person to whom principal will be payable. If the original issue date of a Note is between a Regular Record Date and the related Interest Payment Date, the initial interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder at the close of business on such next succeeding Regular Record Date. Unless otherwise specified in the applicable Pricing Supplement, the "Regular Record Dates" for Fixed Rate Notes shall be February 15 and August 15 next preceding each March 1 or September 1 Interest Payment Date, respectively, and the "Regular Record Dates" for Floating Rate Notes shall be the fifteenth day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

    All percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

    Interest rates and interest rate formulae are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

  FIXED RATE NOTES

    Each Fixed Rate Note will bear interest from the date of issue at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable semiannually on each March 1 and September 1 Interest Payment Date and at Maturity. If any Interest Payment Date or Maturity of a Fixed Rate Note falls on a day that is not a Business Day, the related payment of principal, and premium and interest, if any, will be made on the next succeeding Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be. Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note will be calculated on the basis of a 360-day year of twelve 30-day months.

  FLOATING RATE NOTES

    Unless otherwise specifed in the applicable Pricing Supplement, interest on Floating Rate Notes will be determined as described below. Interest on Floating Rate Notes will be determined by reference to a "Base Rate", which may be (i) the CD Rate, in which case such Note will be a "CD Rate Note"; (ii) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note"; (iii) the Federal Funds Rate, in which case such Note will be a "Federal Funds Rate Note"; (iv) the Prime Rate, in which case such Note will be a "Prime Rate Note"; (v) LIBOR, in which case such Note will be a "LIBOR Note"; (vi) the Treasury Rate, in which case such Note will be a "Treasury Rate Note"; (vii) the CMT Rate, in which case such Note will be a "CMT Rate Note"; (viii) the J.J. Kenny Rate, in which case such Note will be a "J.J. Kenny Rate Note"; and (ix) such other interest rate formula as may be set forth in the applicable Pricing Supplement. In addition, a Floating Rate Note may bear interest at the lowest of two or more Base Rates determined in the same manner as the Base Rates are determined for the types of Notes described above.

    The applicable Pricing Supplement and the related Note will specify the Base Rate or Rates and the Spread and/or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Floating Rate Note. In addition, such Pricing Supplement and the applicable Note will define or particularize for each Floating Rate Note the following terms, if applicable:
Initial Interest Rate, Index Maturity, Interest Payment Dates, Interest Rate Reset Period, Calculation Agent (if other than the Trustee) and Interest Reset Dates.

    The interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate or the lowest of two or more specified Base Rates, in either case plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points specified in the applicable Pricing Supplement to be added to or subtracted from the related Base Rate or Rates applicable to a Floating Rate Note. The "Spread Multiplier", if specified for a Floating Rate Note, is the percentage of the related Base Rate or Rates as specified in the applicable Pricing Supplement by which such Base Rate or Rates will be multiplied to determine the applicable interest rate on such Floating Rate Note. "Index Maturity" means, if applicable with respect to a Floating Rate Note, the period to maturity of the instrument or obligation with respect to which the related Base Rate is calculated, as specified in the applicable Pricing Supplement. The Spread, the Spread Multiplier, the Index Maturity and other variable terms are subject to change by the Company from time to time, but no such change will affect any Floating Rate Note theretofore issued or as to which an offer has been accepted by the Company.

    The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each, an "Interest Rate Reset Period"), as specified in the applicable Pricing Supplement. The "Interest Reset Date" will be, in the case of Floating Rate Notes which reset (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which reset the Tuesday of each week, except as specified below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of each of the two months specified in such Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in such Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset

Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note (or a Floating Rate Note for which LIBOR is a Base Rate), if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding day that is a Business Day.

    The interest rate that will take effect with respect to a Floating Rate Note on an Interest Reset Date will be the rate determined on the "Interest Determination Date." The Interest Determination Date with respect to the CD Rate, Commercial Paper Rate, Federal Funds Rate, the Prime Rate, the CMT Rate and the J.J. Kenny Rate will be the second Business Day preceding each Interest Reset Date. The Interest Determination Date with respect to LIBOR will be the second London Business Day preceding each Interest Reset Date. With respect to the Treasury Rate, the Interest Determination Date will be the day of the week in which the Interest Reset Date falls on which Treasury bills normally would be auctioned (Treasury bills normally are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding an Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction. The Interest Determination Date pertaining to a Floating Rate Note for which the interest rate is determined with reference to the lowest of two or more Base Rates will be the first Business Day which is at least two Business Days prior to the Interest Reset Date for such a Note on which each Base Rate shall be determinable. Each Base Rate shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

    A Floating Rate Note also may have either or both of the following: (i) a maximum limit, or ceiling, on the per annum interest rate in effect with respect to such Floating Rate Note from time to time and (ii) a minimum limit, or floor, on the per annum interest rate in effect with respect to such Floating Rate Note from time to time. Notwithstanding the foregoing, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. The limit does not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

    Each Floating Rate Note will bear interest from its date of issue at the rate determined as described below until the principal thereof is paid or otherwise made available for payment. Except as provided below, interest will be payable, in the case of Floating Rate Notes which reset (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year, (iii) semiannually, on the third Wednesday of each of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month specified in the applicable Pricing Supplement and, in each case, at Maturity.

    If any Interest Payment Date for a Floating Rate Note falls on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except that, in the case of a LIBOR Note (or a Floating Rate for which LIBOR is a Base Rate
Note), if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such Note. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, and premium and interest, if any, may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Maturity.

    The interest rate in effect with respect to a Floating Rate Note on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date and the interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset

Date, subject in either case to any maximum or minimum interest rate limitation referred to above; provided, however, that the interest rate in effect with respect to a Floating Rate Note for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate (as defined below) specified in the applicable Pricing Supplement and the related Note and the interest rate in effect for the ten calendar days immediately prior to Maturity will, as to the principal amount due at Maturity, be the interest rate in effect on the tenth calendar day preceding such Maturity.

    Except as otherwise specified in the applicable Pricing Supplement, each Floating Rate Note will accrue interest on an "Actual/360" basis, an "Actual/Actual" basis, or a "30/360" basis, in each case as specified in the applicable Pricing Supplement. For Floating Rate Notes calculated on an Actual/360 basis and Actual/ Actual basis, accrued interest for each Interest Calculation Period (as defined below) will be calculated by multiplying (i) the face amount of such Floating Rate Note, (ii) the applicable interest rate, and
(iii) the actual number of days in the related Interest Calculation Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Note, if any portion of the related Interest Calculation Period falls in a leap year, the product of (i) and (ii) above will be multiplied by the sum of (X) the actual number of days in that portion of the related Interest Calculation Period falling in a leap year divided by 366 and (Y) the actual number of days in that portion of such Interest Calculation Period falling in a non-leap year divided by 365). For Floating Rate Notes calculated on a 30/360 basis, accrued interest for an Interest Calculation Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in such Interest Calculation Period. Unless otherwise specified in the related Pricing Supplement, with respect to any Floating Rate Note that accrues interest on a 30/360 basis, if any Interest Payment Date or the date of Maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be. As used herein, "Interest Calculation Period" means the period between Interest Reset Dates for which accrued interest is being calculated (i.e., a day, a week, a month, etc.). Unless otherwise specified in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only the lowest of the applicable Base Rates applied.

    Unless otherwise specified in the applicable Pricing Supplement, the Trustee will be the "Calculation Agent." Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such Floating Rate Note. The Company will notify the Trustee of each determination of the interest rate applicable to any such Floating Rate Note promptly after such determination is made. The "Calculation Date", where applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

    The interest rate in effect with respect to a Floating Rate Note from the date of issue to the first Interest Reset Date (the "Initial Interest Rate") will be specified in the applicable Pricing Supplement. The interest rate for each subsequent Interest Reset Date will be determined by the Calculation Agent as follows:

  CD RATE

    CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in such CD Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a CD Rate Note or any Interest Determination Date for a Note for which the interest rate is determined with reference to the CD Rate (a "CD Interest Determination Date"), the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)", or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date, then the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York, New York (which may include the Agents) selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money market banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in the denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as described above, the CD Rate in effect for the applicable period will be the CD Rate in effect on such CD Interest Determination Date.

  COMMERCIAL PAPER RATE

    Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in such Commercial Paper Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Interest Determination Date for a Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper of the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in New York, New York (which may include the Agents) selected by the Calculation Agent (after consultation with the Company) for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate in effect for the applicable period will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

    "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                  Money Market Yield  =      D X 360
                                         -------------  X  100
                                         360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period for which interest is being calculated.

  FEDERAL FUNDS RATE

    Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any) specified in such Federal Funds Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Interest Determination Date for a Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate of interest on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading dealers of Federal Funds transactions in New York, New York (which may include the Agents) selected by the Calculation Agent (after consultation with the Company) as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as described above, the Federal Funds Rate in effect for the applicable period will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

  LIBOR

    LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in such LIBOR Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

        (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency (as defined below) having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M. London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or
    (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Business Day immediately following that LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M. London time, on that LIBOR Interest Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

        (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified in the applicable Pricing Supplement), in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

    "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. Dollars.

    "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, LIBO Page) had been specified.

    "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

  PRIME RATE

    Prime Rate Notes will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in such Prime Rate Notes and any applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note or any Interest Determination Date for a Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen NYMF Page for such Prime Rate Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in such year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major money center banks in The City of New York as selected by the Calculation Agent (after consultation with the Company). If fewer than three quotations are provided by such major money center banks, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean of the prime rates so quoted in The City of New York on such date by the three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent (after consultation with the Company); PROVIDED, HOWEVER, that if the substitute banks selected as aforesaid by the Calculation Agent are not quoting rates as set forth in this sentence, the Prime Rate in effect for the applicable period will be the Prime Rate determined on the immediately preceding Prime Rate Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

  TREASURY RATE

    Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified in such Treasury Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Treasury Rate Note or any Interest Determination Date for a Note for which the interest rate is determined with reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills--auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. Treasury bills are usually sold at auction on Monday of each week unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agents) selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury bills with a remaining maturity closest to the applicable Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as described above, the Treasury Rate in effect for the applicable period will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

  CMT RATE NOTES

    CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in such CMT Rate Notes and any applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a CMT Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on Telerate Page 7059 for "Daily Treasury Constant Maturities and Money Markets ...

Federal Reserve Board Release H.15 ... Mondays approximately 3:45 P.M. EDT," under the heading "10 Year" for the last New York Business Day in the "Current Week" section as of the applicable CMT Rate Interest Determination Date or such other page as may replace that page on such service for the purpose of displaying rates or prices comparable to the CMT Rate, as determined by Calculation Agent. If such rate is no longer displayed, then the CMT Rate for such Interest Reset Date will be such 10-year Treasury Constant Maturity rate (or other 10-year United States Treasury rate) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on Telerate Page 7059 and published in H.15(519). If such information is not provided, then the CMT Rate for the Interest Reset Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing bid side prices as of approximately 3:30 P.M. (New York City time) on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent, for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Note") with an original maturity of approximately ten years and a remaining term to maturity of not less than nine years. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such Interest Reset Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid side prices as of approximately 3:30 P.M. (New York City time) on the CMT Rate Interest Determination Date of three reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of approximately thirty years and a remaining term to maturity closest to ten years. If three or four (and not five) of such Reference Dealers are quoting as described herein, then the CMT Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotes will be eliminated. If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity of approximately thirty years have remaining terms to maturity equally close to ten years, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

    The term "New York Business Day" means any other day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

  J.J. KENNY RATE NOTES

    J.J. Kenny Rate Notes will bear interest at the rates (calculated with reference to J.J. Kenny Rate and the Spread and/or Spread Multiplier, if any) specified in such J.J. Kenny Rate Notes and any applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "J.J. Kenny Rate" means, with respect to any Interest Determination Date relating to a J.J. Kenny Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the J.J. Kenny Rate (a "J.J. Kenny Rate Interest Determination Date"), the rate in the high grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest of which is exempt from federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from federal income taxation under the Code, and (C) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any J.J. Kenny Rate Interest Determination Date shall be 67% of the rate determined as if the Treasury Rate option had been originally selected.

ORIGINAL ISSUE DISCOUNT NOTES

    Notes may be issued as discounted securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at an issue price below their stated principal amount and which provide that upon redemption or repurchase at the option of the Holders prior to maturity or acceleration of the maturity thereof an amount less than the principal amount thereof shall become due and payable, or which for federal income tax purposes would be considered original issue discount notes. See "United States Taxation."

INDEXED NOTES

    Notes also may be issued with the principal amount payable at Maturity and/or interest to be paid thereon to be determined with reference to the price or prices of specified commodities or stocks, interest rate indices, the exchange rate of one or more specified currencies (including a composite currency such as the European Currency Unit) relative to an indexed currency, or such other price or exchange rate as may be specified in such Note ("Indexed Notes"), as set forth in an Indexed Note Supplement. Holders of such Notes may receive a principal amount at Maturity that is greater than or less than the face amount of the Notes depending upon the relative value at Maturity of the specified indexed item. Information as to the method for determining the principal amount payable at Maturity and, where applicable, certain historical information with respect to the specified indexed item and tax considerations associated with investment in Indexed Notes, will be set forth in the applicable Indexed Note Supplement.

    An investment in Notes indexed, as to principal or interest or both, to one or more values of currencies (including exchange rates between currencies), commodities or interest rate indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Note is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Note is so indexed, the principal amount payable at Maturity may be less than the original purchase price of such
Note if allowed pursuant to the terms of such Note, including the possibility that no principal will be paid. The secondary market for such Notes will be affected by a number of factors, independent of the creditworthiness of the Company and the value of the applicable currency, commodity or interest rate index, including the volatility of the applicable currency, commodity or interest rate index, the time remaining to the maturity of such Notes, the amount outstanding of such Notes and market interest rates. The value of the applicable currency, commodity or interest rate index depends on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the principal amount or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index may be increased. The historical experience of the relevant currencies, commodities or interest rate indices should not be taken as an indication of future performance of such currencies, commodities of interest rate indices during the term of any Note. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of such Notes in light of their particular circumstances.

    Notwithstanding anything to the contrary contained herein or in the Prospectus, for purposes of determining the rights of a Holder of an Indexed
Note in respect of voting for or against amendments to the Indenture and modifications and the waiver of rights thereunder, the principal amount of such Indexed Note shall be deemed to be equal to the face amount thereof upon issuance. The amount of principal payable at Maturity will be specified in the applicable Pricing Supplement.

OTHER PROVISIONS; ADDENDA

    Any provisions with respect to the determination of Base Rates, the specification of Base Rates, calculation of the interest rate applicable to a Floating Rate Note, its Interest Payment Dates or any other provisions of, or matters relating to, a Fixed Rate Note or Floating Rate Note may be modified by such terms as may be specified under "Other Provisions" on the face of such Note or in an Addendum thereto, if so specified in the applicable Pricing Supplement.

BOOK-ENTRY NOTES

    Upon issuance, all Book-Entry Notes having the same Original Issue Date, Stated Maturity and otherwise having identical terms and provisions will be represented by a single global security (each, a "Global Security"). Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary. Except as set forth below, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee of the Depositary or a nominee of such successor.

    So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole Holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the Beneficial Owners (as defined below) of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Definitive Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no
Global Security representing Book-Entry Notes shall be exchangeable or transferrable. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest in order to exercise any rights of a Holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

    The Depository Trust Company ("DTC"), New York, New York will be the initial Depositary with respect to the Notes. The following is based on information furnished by DTC as Depositary:

        The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $150,000,000, one Global Security will be issued with respect to each $150,000,000 of principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

        The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of Securities Exchange Act of 1934, as amended. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participant"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

        Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive Definitive Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

        To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Securities with the Depositary and their registration in the name of Cede &Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by the Depositary to Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will by governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

        Principal, premium, if any, and interest payments on the Global Securities representing the Book-Entry Notes will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of the Depositary, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to the Depositary is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

        A Beneficial Owner shall give notice to elect to have its Book-Entry Notes repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the

    Direct Participant to transfer the Participant's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

        The Depositary may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered.

    If the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Definitive Notes in exchange for the Notes represented by such Global Security or Securities. In addition, the Company may at any time and in its sole discretion determine to discontinue use of the Global Security or Securities and, in such event, will issue Definitive Notes in exchange for the Notes represented by such Global Security or Securities. Definitive Notes so issued will be issued in denominations of $100,000 or any amount in excess thereof which is a multiple of $1,000 and will be issued in registered form only, without coupons.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

    As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source or (iv) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. As used herein, the term "non-U.S. Holder" means a holder of a Note that is not a U.S. Holder.

U.S. HOLDERS

    PAYMENTS OF INTEREST. Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

    ORIGINAL ISSUE DISCOUNT. The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Discount Notes"). The following summary is based upon final Treasury regulations issued by the Internal Revenue Service ("IRS") on January 27, 1994 under the original issue discount provisions of the Code (the "OID Regulations"). The OID Regulations, which replaced certain proposed original issue discount regulations that were issued on December 21, 1992, apply to debt instruments issued on or after April 4, 1994. In addition, taxpayers may rely on the OID Regulations for debt instruments issued after December 21, 1992.

    For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a DE MINIMIS amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date). The issue price of an issue of Notes equals the first price at which a substantial amount of such Notes has been sold. The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (E.G., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (I.E., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified DE MINIMIS amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

    Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are
received   (in  accordance  with  the  U.S.   Holder's  regular  method  of  tax
accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and
(ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

    A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to its stated redemption price at maturity will be considered to have purchased the Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

    Under the OID Regulations, Floating Rate Notes are subject to special rules whereby a Floating Rate Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Floating Rate Note by more than a specified DE MINIMIS amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

    A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Floating Rate Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Floating Rate Note (E.G., two or more qualified floating rates with values within 25 basis points of each other as determined on the Floating Rate Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (I.E., a cap) or a minimum numerical limitation (I.E., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon (i) one or more qualified floating rates, (ii) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the Floating Rate Note is denominated, (iii) either the yield or changes in the price of one or more items of actively traded personal property or (iv) a combination of objective rates. The OID Regulations also provide that other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Floating Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Floating Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Floating Rate Note's term. A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can be reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds. The OID Regulations also provide that if a Floating Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Floating Rate Note's issue date is intended to approximate the fixed rate (E.G., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

    If a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, then any stated interest on such Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Floating Rate Note is issued at a "true" discount (I.E., at a price below the Note's stated principal amount) in excess of a specified DE MINIMIS amount. Original issue discount on such a Floating Rate Note arising from "true" discount is allocated to an accrual period using the constant yield method described above.

    In general, any other Floating Rate Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Floating Rate Note. The OID Regulations generally require that such a Floating Rate Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Floating Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Floating Rate Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Floating Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note. In the case of a Floating Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Floating Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Floating Rate Note as of the Floating Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Floating Rate Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

    Once the Floating Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Floating Rate Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Floating Rate Note during the accrual period.

    If a Floating Rate Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Floating Rate Note would be treated as a contingent payment debt obligation. It is not entirely clear under current law how a Floating Rate Note would be taxed if such Note were treated as a contingent payment debt obligation. The proper United States Federal income tax treatment of Floating Rate Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement.

    Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

    U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. This election is only available for debt instruments issued on or after April 4, 1994.

    SHORT-TERM NOTES. Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

    MARKET DISCOUNT. If a U.S. Holder purchases a Note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, the amount of the difference will be treated as "market discount," unless such difference is less than a specified DE MINIMIS amount.

    Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or
(ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

    A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or its earlier disposition in a taxable transaction, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes.

    PREMIUM. If a U.S. Holder purchases a Note for an amount that is greater than its stated redemption price at maturity, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note.

    DISPOSITION OF A NOTE. Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year.

NON-U.S. HOLDERS

    A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended ("Code"). To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

    Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

    The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

    Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

    In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

    Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    The Notes are being offered on a continuing basis for sale by the Company through the Agents, who have agreed to use their reasonable efforts to solicit offers to purchase the Notes, and may also be sold to one or more of the Agents, as principal, for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent or Agents or, if so agreed, at a fixed initial offering price. The Company reserves the right to sell Notes directly on its own behalf. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject orders in whole or in part whether placed directly with the Company or through one of the Agents. The Agents will have the right, in their discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by them. The Company will pay the Agents, in the form of a discount or otherwise, a commission, ranging from .125% to .75% (or, with respect to Notes for which the Stated

Maturity is in excess of 30 years, such commission as shall be agreed upon by the Company and the related Agent at the time of sale), depending on the Stated Maturity of the Note, of the principal amount of any Note sold through the Agents.

    In addition, the Agents may offer the Notes they have purchased as principal to other dealers for resale to investors and other purchasers, and may allow any portion of the discount received in connection with such purchase from the Company to such dealers. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to certain dealers as described above. After the initial public offering of Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

    Unless otherwise specified in an applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.

    Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agents against certain liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in response thereof.

    No Note will have an established trading market when issued. The Notes will not be listed on any securities exchange. Each of the Agents may from time to time purchase and sell Notes in the secondary market, but no Agent is obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each of the Agents may make a market in the Notes.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED MARCH 14, 1994

PROSPECTUS

                        SOUTHERN CALIFORNIA GAS COMPANY

                                DEBT SECURITIES

                               ------------------

    Southern California Gas Company (the "Company") may offer from time to time its unsecured debt securities (the "Debt Securities") on terms to be determined in light of market conditions at the time of sale. The specific aggregate principal amount, denominations, maturity, interest rate (or manner in which interest is to be determined) and time of payment of interest, if any, terms for redemption, if any, at the option of the Company or the Holder, terms for sinking fund payments, if any, purchase price, any other special terms and the names of the underwriters or agents, if any, the compensation of such underwriters or agents and other terms in connection with the sale of Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities") will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement") and/or a related Pricing Supplement (the "Pricing Supplement").

    No Debt Securities may be sold without delivery of a Prospectus Supplement describing such issue of Debt Securities and the method and terms of offering thereof.

                            ------------------------

THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION NOR HAS THE  SECURI-
    TIES  AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES COMMISSION PASSED
      UPON   THE    ACCURACY    OR   ADEQUACY    OF    THIS    PROSPECTUS.
       ANY   REPRESENTATION  TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.

                            ------------------------

                 The date of this Prospectus is March   , 1994.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661 and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York, 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Certain securities of the Company are listed on the New York and Pacific Stock Exchanges and reports, information statements and other information concerning the Company can be inspected at such exchanges.

    The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and the accompanying Prospectus Supplement do not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which may be examined without charge at the public reference facilities maintained by the Commission at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies thereof may be obtained from the Commission upon payment of prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1992, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993 and its Current Reports on Form 8-K dated February 26, 1993, March 12, 1993, April 30, 1993, July 13, 1993,
September 24, 1993, October 29, 1993, November 3, 1993, December 3, 1993, December 17, 1993 and January 3, 1994, as filed with the Commission are hereby incorporated by reference into this Prospectus and made a part hereof.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus or in a supplement hereto, shall be deemed to be modified or superseded for purposes of this Prospecuts and/or any supplement hereto to the extent that a statement contained herein or in a supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any supplement hereto.

    The Company will provide without charge to each person to whom this Prospectus is delivered upon written or oral request of such person, a copy (without exhibits) of any or all documents incorporated by reference in this Prospectus. Requests for such copies should be directed to Office of the Secretary, Southern California Gas Company, 555 West Fifth Street, Los Angeles, California 90013; telephone number (213) 244-1200.

                        SOUTHERN CALIFORNIA GAS COMPANY

    The Company  is  a  public  utility  owning  and  operating  a  natural  gas
transmission,   storage  and  distribution  system  that  supplies  natural  gas throughout most of southern California and parts of central California. The Company is subject to regulation by the California Public Utilities Commission which, among other things, establishes the rates the Company may charge, including an authorized rate of return on investment. The Company is the largest subsidiary of Pacific Enterprises (the "Parent"). The Debt Securities are not obligations of, and are not guaranteed by, the Parent.

    The Company was incorporated in California in 1910. Its principal executive offices are located at 555 West Fifth Street, Los Angeles, California 90013 where its telephone number is (213) 244-1200.

                         SUMMARY FINANCIAL INFORMATION

    The following table sets forth certain financial information for the Company for the five years ended December 31, 1993.

                                                                   YEAR ENDED DECEMBER 31,
                                             --------------------------------------------------------------------
                                                 1989          1990          1991          1992          1993
                                             ------------  ------------  ------------  ------------  ------------
                                                                    (DOLLARS IN THOUSANDS)
Operating Revenues.........................  $  3,275,350  $  3,212,625  $  2,930,306  $  2,839,925  $  2,811,074
Operating Expenses.........................     3,006,579     2,936,515     2,638,973     2,540,541     2,526,576
                                             ------------  ------------  ------------  ------------  ------------
    Net Operating Revenue..................       268,771       276,110       291,333       299,384       284,498
Other Income (Deductions)(3)...............        (2,737)        5,611        23,869        (1,455)       11,423
Interest Charges(3)........................        85,131       103,977       103,410       103,213       102,245
                                             ------------  ------------  ------------  ------------  ------------
    Net Income(1)..........................  $    180,903  $    177,744  $    211,792  $    194,716  $    193,676
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------
Ratios of Earnings to Fixed Charges(2)(3):
  Actual...................................          3.95          3.81          4.29          4.08          3.76
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------
  Actual Excluding Interest Related to
   Supplier Refunds and Regulatory
   Accounts................................          4.32          3.95          4.46          4.16          3.82
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------

- ------------------------
(1) Net income for the year ended December 31, 1991 includes a net after-tax gain of $15 million related to the sale of the Company's headquarters office property.
(2) Earnings represent income before income taxes plus fixed charges, and fixed charges represent interest charges (including amortization of bond premium, discount and expense) plus a portion of rental expense approximating interest charges.
    The ratios of earnings to fixed charges are influenced by the accrual of interest expense relating to supplier refunds payable to customer and regulatory accounts. Ratios which exclude interest related to supplier refunds and regulatory accounts are calculated as described above but exclude from fixed charges related interest expense during the relevant period to the extent of related interest income.
(3) Effective for 1991, the methodology for calculating fixed charges was changed to reflect the net interest expense related to regulatory accounts. Prior years' interest amounts have been reclassified to conform to the 1991 presentation.

                                USE OF PROCEEDS

    Except as otherwise set forth in the applicable Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Debt Securities will become a part of the general treasury funds of the Company and will be applied to the expansion and betterment of utility plant, to refund and retire indebtedness and/or equity securities and to replenish funds previously expended for such purposes.

                       DESCRIPTION OF THE DEBT SECURITIES

    The Debt Securities are to be issued under an indenture dated as of May 1, 1989 between the Company and Citibank, N.A., as trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of October 1, 1992 (the "Indenture"). The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Copies of the Indenture are available for inspection during normal business hours at the principal executive offices of the Company, 555 West Fifth Street, Los Angeles, California 90013 or at the Corporate Trust Office of the Trustee, 120 Wall Street, 13th Floor, New York, New York 10043.

    The following sets forth certain general terms and provisions of the Debt Securities offered hereby. Further terms of the Offered Debt Securities are set forth in the Prospectus Supplement and/or an applicable Pricing Supplement.

GENERAL

    The Indenture does not limit the aggregate principal amount of the Debt Securities which may be issued thereunder and provides that the Debt Securities may be issued from time to time in series. All securities issued under the Indenture will rank PARI PASSU in priority of payment with all other securities issued under such Indenture.

    The Debt Securities will be unsecured and will rank PARI PASSU in priority of payment with all other unsecured and unsubordinated indebtedness of the Company. The Debt Securities are not, by their terms, subordinate in right of payment to any other indebtedness of the Company. However, substantially all of the Company's properties are subject to liens securing the Company's First
Mortgage Bonds of which  $       in aggregate  principal amount were issued  and
outstanding as of the date of this Prospectus. The Company expects that it will from time to time issue additional First Mortgage Bonds which also will be secured by such properties. The Debt Securities are not obligations of and are not guaranteed by the Parent.

    The Prospectus Supplement and any related Pricing Supplement will describe certain terms of the Offered Debt Securities, including (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) the date or dates on which the Offered Debt Securities will mature; (iv) the rate or rates per annum (or manner in which such rates are to be determined) at which the Offered Debt Securities will bear interest, if any, and the date from which such interest, if any, will accrue;
(v) the dates on which such interest, if any, on the Offered Debt Securities will be payable and the Regular Record Dates for such Interest Payment Dates;
(vi) any mandatory or optional sinking fund or analogous provisions; (vii) additional provisions, if any, for the defeasance of the Offered Debt Securities; (viii) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption or repayment provisions, be redeemed or repaid and the other detailed terms and provisions of any such optional or mandatory redemption or repayment provisions; and (ix) any additional events of default or other terms with respect to the Offered Debt Securities.

    Unless  otherwise  provided  in  the  Prospectus  Supplement  or  a  Pricing
Supplement, principal of and premium and interest, if any, on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the office of the Trustee designated for such purpose; provided, however, that except as otherwise provided in the Prospectus Supplement or a Pricing Supplement, at the option of the Company, interest, if any, may be paid by mailing a check to the address of the person entitled thereto as it appears in the Debt Securities Register.

    Unless otherwise provided in the Prospectus Supplement or a Pricing Supplement, the Debt Securities will be issued only in fully registered form without coupons, and in denominations of $100,000 or any multiple of $1,000 in excess of $100,000. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    One or more series of Debt Securities may be issued as discounted Debt Securities which bear no interest or which bear interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Debt Securities") to be sold at a substantial discount below their stated principal amount. Special federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement or Pricing Supplement relating thereto.

    The Indenture provides that all Debt Securities of any one series need not be issued at the same time and that the Company may, from time to time, issue additional Debt Securities of a previously issued series. In addition, the Indenture permits the Company to issue series Debt Securities with terms different from those of any other series of Debt Securities and, within a series of Debt Securities, any terms (including, without limitation, interest rate, manner in which interest is calculated, original issue date, maturity date, and provisions, if any, for redemption and repayment) may differ.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in global form. A Debt Security in global form will be deposited with, or on behalf of, a Depositary, which will be identified in an applicable Prospectus Supplement. A global Debt Security may be issued in either registered or bearer form and in either temporary or permanent form. A Debt Security in global form may not be transferred except as a whole by the Depositary for such Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If any Debt Securities of a series are issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global Debt Security may exchange such interests for definitive Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination and the manner of payment of principal of, and premium and interest, if any, on any such Global Debt Security.

EVENTS OF DEFAULT

    The following are Events of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of one or more series of Debt Securities other than that series), continued for 60 days after written notice by the Trustee to the Company or by the Holders of at least 25% in principal amount of the
Outstanding  Debt Securities of  that series to  the Company and  the Trustee as provided in the Indenture; (e) certain events in bankruptcy, insolvency or receivership with respect to the Company; (f) a default under any mortgage, indenture or instrument evidencing any indebtedness for money borrowed by the Company resulting in an aggregate principal amount exceeding $10,000,000 becoming due and payable prior to its maturity date or constituting a failure to pay when due (after expiration of any applicable grace period) an aggregate principal amount exceeding $10,000,000, unless such acceleration has been rescinded or annulled or such indebtedness has been discharged within 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, provided, however, that any such default shall not be deemed to have occurred so long as the Company is contesting the validity thereof in good faith by appropriate proceedings; and (g) any other Event of Default provided with respect to the Debt Securities of that series.

    If an Event of Default with respect to the Outstanding Debt Securities of any series occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount of all the Outstanding Debt Securities of that series to be due and payable immediately. At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration.

    The Indenture provides that, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee and subject to certain other limitations, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series, provided that such direction is not in conflict with any rule of law or with the Indenture and is not unduly prejudicial to the rights of other Holders of Debt Securities of such series.

    The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

MODIFICATION, WAIVER AND AMENDMENT

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on, any Debt Security or change the date or dates of repayment of any Debt Security at the option of the Holders thereof; (b) reduce the principal amount of, or premium or interest, if any, on, any Debt Security; (c) reduce the amount of principal of an Original Issue Discount Debt Security payable upon acceleration of the Maturity thereof; (d) change the place or currency of payment of the principal of, or premium or interest, if any, on, any Debt Security; (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after the Stated Maturity thereof; or (f) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

    The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of the Debt Securities of that series, waive any past default under the Indenture with respect to the Debt Securities of that series, except a default in the payment of principal or premium or interest, if any, or in respect of a provision of the Indenture which cannot be amended or modified without the consent of the Holder of each Outstanding Debt Security of the series affected.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, may merge into, consolidate with, or sell, lease or convey all or substantially all of its assets to any other Person, provided that either the Company shall be the continuing corporation or such successor Person shall be organized under the laws of the United States or any state thereof and shall expressly assume the Company's obligations under the Debt Securities and under the Indenture and immediately after giving effect to the transaction the Company or such successor Person, as the case may be, shall not be in default in performance of any such obligation.

SATISFACTION AND DISCHARGE OF INDENTURE

    The Indenture, with respect to all series of Debt Securities (except for certain specified surviving obligations), will be discharged and cancelled upon the satisfaction of certain conditions, including all the Outstanding Debt Securities (subject to certain exceptions) having been delivered to the Trustee for cancellation or having been defeased or, if all outstanding Debt Securities not theretofore delivered to the Trustee for cancellation or defeased have become due or payable or will become due or payable or are called for redemption within one year, the deposit with the Trustee of an amount in cash sufficient for such payment or redemption, in accordance with the Indenture.

DEFEASANCE

    The Company shall be deemed to have paid and discharged all Debt Securities of any series and shall be discharged from its obligations under the Indenture (except for certain specified surviving obligations) with respect to Debt Securities of such series on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the Trustee cash or U.S. Government Obligations (or a combination thereof) sufficient to pay the principal of, and premium and interest, if any, on, the Debt Securities of such series to their maturity, redemption or repayment dates in accordance with the terms of the Indenture and such Debt Securities. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

GOVERNING LAW

    The Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

CONCERNING THE TRUSTEE

    The Trustee is a national banking association. Although, as of the date of this Prospectus Supplement, the Trustee has no banking relationships with the Company other than acting as Trustee under the Indenture, the Trustee will be permitted to make loans to, engage in other transactions with, or perform other services for, the Company from time to time. However, under the provisions of the Trust Indenture Act of 1939, as amended, upon the occurrence and continuance of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act) the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest if (among other things), upon the occurrence of a default under the indenture, the trustee is a creditor of the obligor.

                              PLAN OF DISTRIBUTION

    The Company may sell the Debt Securities through underwriters or agents or directly to purchasers. A Prospectus Supplement and/or Pricing Supplement will set forth the names of such underwriters or agents, if any, and the specific designation, aggregate principal amount, maturity date, rate of interest, if any, and time of redemption and/or repayment, if any, and other terms, and any listing on a securities exchange of the Debt Securities in respect of which this Prospectus is delivered.

    The Debt Securities may be sold to underwriters for their own account and may be resold to the public from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. A Prospectus Supplement and/or Pricing Supplement will set forth any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

    The Debt Securities may be sold directly by the Company, or through agents designated by the Company from time to time. A Prospectus Supplement and/or Pricing Supplement will set forth any commission payable by the Company to any such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

    The net proceeds to the Company from the sale of the Debt Securities will be the purchase price of the Debt Securities less any such discounts or commissions and the other attributable expenses of issuance and distribution.

    The Company will agree to indemnify underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments underwriters or agents may be required to make in respect thereof.

                                 LEGAL MATTERS

    Certain matters with respect to the validity of the Offered Debt Securities will be passed upon for the Company by Gary W. Kyle, Chief Financial Counsel to Pacific Enterprises and counsel to the Company. Brown & Wood, Los Angeles, California, will act as counsel for any underwriters or agents.

                                    EXPERTS

    The consolidated financial statements and related consolidated financial statement schedules of the Company as of December 31, 1992 and 1991 and for each of the three years in the period ended December 31, 1992, included or incorporated by reference in the Annual Report of the Company to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1992, have been audited by Deloitte & Touche, independent auditors, as stated in their reports also included or incorporated by reference therein. Such consolidated financial statements and related consolidated financial statement schedules are incorporated herein by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                   Page
                                                 ---------
Description of the Notes.......................        S-2
Certain United States Federal
  Income Tax Considerations....................       S-16
Plan of Distribution...........................       S-21
                        PROSPECTUS
Available Information..........................          2
Incorporation of Certain Documents by
  Reference....................................          2
Southern California Gas Company................          2
Summary Financial Information..................          3
Use of Proceeds................................          4
Description of the Debt Securities.............          4
Plan of Distribution...........................          7
Legal Matters..................................          8
Experts........................................          8

                                  $250,000,000

                              SOUTHERN CALIFORNIA
                                  GAS COMPANY

                               MEDIUM-TERM NOTES

                            ------------------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

                              MERRILL LYNCH & CO.
                                CS FIRST BOSTON
                                LEHMAN BROTHERS

                                 MARCH   , 1994

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All the amounts shown are estimates, except the registration fee.

Registration fee..................................................  $  86,208
                                                                    ---------
Fees and expenses of accountants..................................     25,000
Fees and expenses of counsel......................................     25,000
Blue Sky fees and expenses........................................     15,000
Fees and expenses of Trustee......................................      5,000
Printing expenses.................................................     30,000
Printing of Debt Securities.......................................      5,000
Rating agency fees................................................     70,000
Miscellaneous.....................................................      8,792
                                                                    ---------
  Total...........................................................  $ 270,000
                                                                    ---------
                                                                    ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 317 of the California General Corporation Law authorizes a court to award indemnity to "corporate agents," including directors and officers under certain circumstances, and authorizes the Board of Directors to have the registrant provide the costs of defense, settlement or payment of any judgment against a corporate agent under certain circumstances. The registrant's articles of incorporation and bylaws authorize indemnification of directors and officers to the fullest extent permitted by California law.

    Pursuant to the Distribution Agreement included as Exhibit 1.1 to this Registration Statement between the Company and the Agents named therein, the directors and officers of the Company are indemnified by the Agents, and the Agents are indemnified by the Company, against certain civil liabilities.

ITEM 16.  LIST OF EXHIBITS.

 1.1.1        --      Form of Distribution Agreement.
 4.1.1        --      Indenture, dated  as  of May  1,  1989, between  Southern  California  Gas
                      Company  and Citibank, N.A., as Trustee providing for the issuance of Debt
                      Securities.*
 4.1.2        --      First Supplemental  Indenture,  dated  as  of  October  1,  1992,  between
                      Southern California Gas Company and Citibank, N.A., as Trustee.**
 4.2.1        --      Form of Fixed Rate Note.**
 4.2.2        --      Form of Floating Rate Note.**
 5.1          --      Opinion of Gary W. Kyle as to the legality of the Debt Securities.
12.1          --      Computation of Ratios of Earnings to Fixed Charges.
24.1          --      Consent of Gary W. Kyle (included in Exhibit 5.1).
24.2          --      Consent of Deloitte & Touche.
25.1          --      Powers of Attorney (included on page II-3).
26.1          --      Form  T-1  Statement  of  Eligibility and  Qualification  under  the Trust
                      Indenture Act of 1939 of Citibank, N.A., as Trustee.

- ------------------------
 * Previously filed as part of Registration Statement on Form S-3 (No. 33-28260) on April 20, 1989 and incorporated by reference herein.
** Previously filed as part  of Form 8-K Current  Report dated October 12,  1992
   (File No. I-1402) and incorporated by reference herein.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided however, that paragraphs 1(i) and (ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment of those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, and State of California, on March 14, 1994.

                                          SOUTHERN CALIFORNIA GAS COMPANY

                                          By       /s/ WILLIS B. WOOD, JR.

                                            ------------------------------------
                                                    Willis B. Wood, Jr.
                                                     PRESIDING DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lloyd A. Levitin, Ralph Todaro, Gary W. Kyle and Stephen J. Skuris, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                                         TITLE                             DATE
- ---------------------------------------------  -----------------------------------------------  -----------------
              /s/ WILLIS B. WOOD, JR.
    ------------------------------------       Presiding Director                                March 14, 1994
             Willis B. Wood, Jr.                 (Principal Executive Officer)
                /s/ LLOYD A. LEVITIN           Executive Vice President and Chief Financial
    ------------------------------------         Officer (Principal Financial and Accounting     March 14, 1994
              Lloyd A. Levitin                   Officer)
                 /s/ HYLA H. BERTEA
    ------------------------------------                          Director                       March 14, 1994
               Hyla H. Bertea
               /s/ HERBERT L. CARTER
    ------------------------------------                          Director                       March 14, 1994
              Herbert L. Carter
               /s/ JAMES F. DICKASON
    ------------------------------------                          Director                       March 14, 1994
              James F. Dickason

                 SIGNATURES                                         TITLE                             DATE
- ---------------------------------------------  -----------------------------------------------  -----------------
               /s/ RICHARD D. FARMAN
    ------------------------------------                          Director                       March 14, 1994
              Richard D. Farman
           /s/ WILFORD D. GODBOLD, JR.
    ------------------------------------                          Director                       March 14, 1994
           Wilford D. Godbold, Jr.
            /s/ IGNACIO E. LOZANO, JR.
    ------------------------------------                          Director                       March 14, 1994
           Ignacio E. Lozano, Jr.
           /s/ HAROLD M. MESSMER, JR.
    ------------------------------------                          Director                       March 14, 1994
           Harold M. Messmer, Jr.
                  /s/ PAUL A. MILLER
    ------------------------------------                          Director                       March 14, 1994
               Paul A. Miller
               /s/ JOSEPH N. MITCHELL
    ------------------------------------                          Director                       March 14, 1994
             Joseph N. Mitchell
                /s/ JOSEPH R. RENSCH
    ------------------------------------                          Director                       March 14, 1994
              Joseph R. Rensch
               /s/ ROCCO C. SICILIANO
    ------------------------------------                          Director                       March 14, 1994
             Rocco C. Siciliano
               /s/ LEONARD H. STRAUS
    ------------------------------------                          Director                       March 14, 1994
              Leonard H. Straus
                 /s/ DIANA L. WALKER
    ------------------------------------                          Director                       March 14, 1994
               Diana L. Walker

                                 EXHIBIT INDEX

 EXHIBIT                                                                                                 SEQUENTIALLY
 NUMBER                                                DESCRIPTION                                       NUMBERED PAGE
- ---------             ------------------------------------------------------------------------------  -------------------
 1.1.1        --      Form of Distribution Agreement................................................
 4.1.1        --      Indenture,  dated as of  May 1, 1989, between  Southern California Gas Company and Citibank, N.A., as Trustee providing for the issuance of Debt Securities.*
 4.1.2        --      First Supplemental Indenture, dated  as of October  1, 1992, between  Southern
                      California Gas Company and Citibank, N.A., as Trustee.**
 4.2.1        --      Form of Fixed Rate Note.**
 4.2.2        --      Form of Floating Rate Note.**
 5.1          --      Opinion of Gary W. Kyle as to the legality of the Debt Securities.............
12.1          --      Computation of Ratios of Earnings to Fixed Charges............................
24.1          --      Consent of Gary W. Kyle (included in Exhibit 5.1).............................
24.2          --      Consent of Deloitte & Touche..................................................
25.1          --      Powers of Attorney (included on page II-3)....................................
26.1          --      Form  T-1 Statement of Eligibility and Qualification under the Trust Indenture
                      Act of 1939 of Citibank, N.A., as Trustee.....................................

- ------------------------
 * Previously filed as part of Registration Statement on Form S-3 (No. 33-28260) on April 20, 1989 and incorporated by reference herein.
** Previously filed as part  of Form 8-K Current  Report dated October 12,  1992
   (File No. I-1402) and incorporated by reference herein.